UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2022

Veritone, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38093	47-1161641
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2420 17th St. Office 3002
Denver, Colorado		80202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 507-1737

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VERI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On November 30, 2022, Veritone, Inc. (the “Company”) issued a press release announcing the repurchase transactions described in Item 8.01 below, a copy of which is attached as Exhibit 99.1 hereto.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this item of this report.

Item 8.01 Other Events.

Repurchases of Convertible Notes

On November 29, 2022, the Company entered into separate, privately negotiated transactions (the “Agreements”) with certain holders of the Company’s outstanding 1.75% Convertible Senior Notes Due 2026 (the “Notes”) to repurchase (the “Repurchases”) approximately 30% of the outstanding Notes or $60 million aggregate principal amount of the Notes for an aggregate cash repurchase price of approximately $38 million. The final aggregate cash repurchase price will be determined based on the sum of (i) approximately $37.5 million based on the Company’s November 29, 2022 closing stock price of $5.60 per share, (ii) an amount (which may be positive or negative) based in part on the daily volume-weighted average price per share of the Company’s common stock during a 10-trading day pricing period following the execution of the Agreements and (iii) accrued and unpaid interest to, but excluding, the closing date. The actual amount of cash paid in the Repurchases could vary from the estimated aggregate repurchase price depending on changes in the trading price of the Company’s common stock during the measurement period.

The Repurchases are expected to close on or about December 16, 2022, subject to certain closing conditions. Following the closing of the Repurchases, the Company intends to cancel the repurchased Notes and, after such cancellation of repurchased Notes, approximately $141 million aggregate principal amount of the Notes will remain outstanding. The Repurchases could affect the market price of the Company’s common stock.

Forward-Looking Statements

This Current Report on Form 8-K, and the press release attached as an exhibit hereto and incorporated by reference herein, contain forward-looking statements, including statements related to the amount of the Notes to be repurchased, the ability to complete the Repurchases on the timeline described herein or at all, the ultimate cash purchase price for the Repurchases, and the impact of the Repurchases on the market price of the Company’s common stock. Words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “should,” “could,” “estimate” or “continue” or the plural, negative or other variations thereof or comparable terminology are intended to identify forward-looking statements, and any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements speak only as of the date hereof, and are based on management’s current assumptions, beliefs and information. As such, the Company’s actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors. Important factors that could cause such differences include, among other things, changes in the price of the common stock and changes in the convertible note and the capital markets generally, which are difficult or impossible to predict accurately and are beyond the control of the Company. Certain of these judgments and risks are discussed in more detail in the Company’s Annual Report on Form 10-K, as supplemented by Amendment No. 1 to the Company’s Quarterly Report on Form 10-Q/A for the three months ended March 31, 2022, and other periodic reports filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s objectives or plans will be achieved. The forward-looking statements contained herein reflect the Company’s beliefs, estimates and predictions as of the date hereof, and the Company undertakes no obligation to revise or update the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events for any reason, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NO.	DESCRIPTION
The following exhibits are being furnished herewith:

99.1	Press Release dated November 30, 2022.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veritone, Inc.

Dated:	November 29, 2022	By:	/s/ Michael L. Zemetra
Michael L. Zemetra Executive Vice President, Chief Financial Officer and Treasurer